Exhibit 10.1

SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR ASSIGNED UNLESS (A) THEY ARE REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH LAWS OF ANY JURISDICTION AS MAY BE APPLICABLE, OR (B) SOLD IN RELIANCE ON AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR (C) SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Encorium Group, Inc. 400 Berwyn Park 899 Cassatt Road, Suite 115, Berwyn, Pennsylvania Attention: Kai Lindevall, Chairman

Re: Subscription for Shares of Common Stock

Ladies and Gentlemen:

Subject to the terms and conditions herein set forth, I hereby agree to purchase from Encorium Group, Inc. (the “Company”), and upon the Company’s acceptance of this subscription (the “Subscription Agreement”) the Company agrees to issue and sell to me, (i) the number of shares (the “Shares”) of Common Stock, par value $.001 per share, of the Company (the “Common Stock”) indicated on the signature page hereof. The aggregate purchase price for the Shares is indicated on the signature page hereof (the “Subscription Amount”). I acknowledge that my subscription is irrevocable. Prior to acceptance hereof by the Company, I understand that the Subscription Amount will be held in a separate bank account in the Wayne, Pennsylvania area (the “Escrow Account”). At such time as the Company has accepted the subscription the Subscription Amount will be disbursed to the Company from the Escrow Account. If the Company does not accept my subscription by October 30, 2009 the Subscription Amount will be promptly returned to me without interest.

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(a)	Accredited Investor Status. I acknowledge that the following apply to me:
	[ ] (A)	I am a natural person whose individual net worth, or joint net worth with my spouse, at the time of my purchase exceeds $1,000,000.

[ ] (B) I am a natural person who had an individual income in excess of

$200,000 in each of the two most recent years and who reasonably expects an income in excess of such amount in the current year.

[ ] (C) I am a natural person who had joint income with my spouse in excess of $300,000 in each of the two most recent years and who reasonably expects an income in excess of such amount in the current year.

     (b) Transfer Restrictions; Investment Representations. I understand that the sale, hypothecation, transfer, assignment and any other disposition of the Shares is restricted and that the Shares have not been registered under the Securities Act of 1933 (the “Act”) or the laws of any other jurisdiction. The Shares cannot be sold or transferred by me unless they are (i) subsequently registered under applicable law, (ii) sold in accordance with an opinion of counsel acceptable to the Company that the Shares may be sold pursuant to an exemption from registration, or (iii) sold pursuant to Rule 144 or Rule 144A under the Act; Accordingly, understand that I may not be able to sell any Shares and I must bear the economic risk of my investment for an indefinite period of time;

     (c) Risks. I acknowledge that there are various substantial risks attendant to the Company's business and the ownership of the Shares. I have considered the risks associated with such an investment, including the risks described under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ending on December 31, 2008 and the Company’s Quarterly Report on Form 10-Q for the Quarterly Period ended June 30, 2009. No representations or warranties have been made concerning the success of the business or the potential profit on an investment in the Company.

     (d) Warrant Exchange Agreements. I acknowledge that prior to the execution hereof the Company is entering into (i) a warrant exchange agreement with Capital Ventures International, in the form attached hereto as Exhibit A and (ii) a warrant exchange agreement with Enable Growth Partners, LP, in the form attached hereto as Exhibit B.

(e)	Representations and Warranties.

(i)	The Company represents and warrants that:

A.	The Company is a corporation duly organized and validly subsisting under the laws of the State of Delaware;

B.	As of the date hereof, the authorized capital stock of the Company consists of 35,000,000 shares of Common Stock, of which 26,325,383 shares of Common Stock will be issued and outstanding immediately following the Closing:

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C.	Upon payment of the purchase price set forth herein, the Shares to be issued to me shall be validly issued, fully paid and non-assessable; and

D.	The Company has all requisite corporate power and authority to execute, deliver and consummate the transactions contemplated by this Subscription Agreement.

This Subscription Agreement has been duly authorized by all necessary action on the party of the Company; no other act or proceeding on the part of the Company is necessary to authorize this Subscription Agreement or the transactions contemplated hereby. This Subscription Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

E.	Neither the execution and delivery by the Company of this Subscription Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (A) violate any provision of the Delaware General Corporation Law, the Company’s Certificate of Incorporation or Bylaws or (B) violate, conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the property or assets of the Company under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the Company is a party or by which it may be bound or affected or to which any of its property or assets may be subject, or violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority.

(ii) I represent and warrant that:

A.	My knowledge and experience in financial and business matters are such that I am capable of evaluating the merits and risks of my purchase of the Shares contemplated by this Subscription Agreement;

B.	I have been given the opportunity to ask questions of, and receive answers from, directors, officers and other representatives of the Company concerning the business, financial condition and affairs of the Company, and the terms and conditions of this Subscription Agreement, and have received, to my satisfaction, all such other information and documents as I have requested in order to evaluate an investment in the Company;

C.	I have adequate means of providing for my current needs and possible personal contingencies and have no need for liquidity in my investment in the Company. I am able to bear the economic risk of investment in the Company, and can afford a

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complete loss of my investment without adversely affecting my standard of living;

D.	I recognize that this Subscription Agreement and the other information furnished by the Company do not constitute investment, accounting, legal or tax advice. I am relying on my own professional advisers for such advice and have reviewed the merits of an investment in the Securities with my tax and legal counsel and with an investment adviser to the extent I have deemed advisable. I understand that the law firms of Cozen O’Connor represent the interests of the Company and have not been retained to render any legal, tax, investment or other advice to the undersigned;

E.	I represent that the Shares I will receive pursuant to this Subscription Agreement are being acquired by me in good faith solely for my account, for investment purposes only, and are not being purchased with a view to or for the resale or distribution thereof, or for the account, in whole or in part, of others, and further, I will hold such Shares as an investment; and

F.	My authorization, execution, delivery, and performance of this Subscription Agreement does not conflict with any other agreement or arrangement to which I am a party or by which I am bound. This Subscription Agreement has been duly executed and delivered by me. This Subscription Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

G.	I currently am the beneficial holder of 1,230,177 shares of Common Stock of the Company.

     (f) Indemnification and Hold Harmless. If I breach any agreement, representation or warranty I have made herein, I agree to indemnify and hold harmless the Company against any claim, liability, loss, damage or expense (including reasonable attorneys’ fees and other costs of investigating and litigating claims) caused by my breach.

     (g) Binding Nature of Agreement; No Assignment. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Subscription Agreement without the prior written consent of the other parties hereto.

     (h) Revocation. Subscriber hereby acknowledges and agrees that Subscriber is not entitled to cancel, terminate or revoke this subscription or any agreement hereunder and that this subscription and all such agreements shall survive the death, disability or incapacity of Subscriber.

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     (i) Governing Law. This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of Pennsylvania applicable to agreements made and to be performed wholly within that jurisdiction.

     (j) Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     (k) Entire Agreement. This Subscription Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof. Any and all prior and contemporaneous discussions, negotiations, commitments, understandings, representations and warranties relating to the transactions contemplated herein are hereby superseded in all respects by this Subscription Agreement.

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SUBSCRIPTION AGREEMENT SIGNATURE PAGE

Please complete two copies of this Signature Page and return both copies to the Company as follows: Encorium Group, Inc. Encorium Group, Inc., Keilaranta, 10 Finland, FI-02150 Espoo, Attention: Kai Lindevall (Facsimile: +358 20 751 8250).

Ilari Koskelo	Telephone Number
Purchaser’s Name - Please Print

Social Security/Tax I.D. Number

Peräsintie 11, 00980 Helsinki, Finland

Notice Address (including City, State and Zip Code)

/s/ Ilari Koskelo	October 14, 2009

Signature	Date
Shares of Common Stock to be Purchased:	3,937,500 Shares
Aggregate Purchase Price:	$1,575,000

AGREED TO AND ACCEPTED:

By: /s/ Philip L. Calamia
ENCORIUM GROUP, INC.	Date: October 16, 2009

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